Exhibit 10.7

WARRANTY DEED

The Grantor, Tomasz Tomczyk, of Suite 111 - 9071 No 5. Road, Richmond, BC for and in consideration of ten dollars ($10.00) and other good and valuable consideration, does hereby convey unto Relay Mining Limited, a Nevada corporation with offices at 1160- 1040 West Georgia St., Vancouver, BC, (the"Grantee"), all right title and interest in and to the following mineral titles:

CLAIM NAME	TENURE No.	PERCENTAGE BEING SOLD
Mugwump # 1	393945	100%
Mugwump#2	393946	100%
Mugwump#3	393947	100%
Mugwump #4	393948	100%
Mugwump#5	393949	100%
Mugwump #6	393950	100%

The Grantor, warrants that he holds title to the above and foregoing claims, free and clear of all claim and encumbrances, and agrees to defend said claims against any and all claims by third parties.

In witness whereof Tomasz Tomczyk has executed this warranty deed this19th day of March, 2001.

/s/ Tomasz Tomczyk
Tomasz Tomczyk

PROVINCE OF BRITISH COLUMBIA
CITY OF SURREY

I do herby certify that on this 19th day of March, 2001, personally appeared before me, Tomasz Tomczyk, who is personally known to me and who is the individual described in and who executed the within 'instrument and acknowledged that he signed the same as his free and voluntary act and deed for the uses and purposes herein mentioned.

Given under my hand and seal this day of 2001.

/s/ Illegible
Notary Public